UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WCI Communities, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by WCI Communities, Inc. (“WCI”), on May 24, 2007:

Investor and Media Contact: Steve Zenker

(239) 498-8066

stevezenker@wcicommunities.com

WCI BOARD OF DIRECTORS CONDUCTING

OPEN AND FAIR SALE PROCESS

SEEKS SHAREHOLDER SUPPORT TO RE-ELECT BOARD

ON WHITE PROXY CARD

BONITA SPRINGS, Fla. – May 24, 2007 — WCI Communities, Inc. (NYSE:WCI) today sent another letter to the Company’s shareholders urging them to vote today on the WHITE proxy card to re-elect the WCI Board of Directors, who will ensure that the sale process they initiated for the Company and which is moving forward expeditiously, will continue to be open, fair and designed to maximize the value of WCI shares for all of the Company’s shareholders.

The full text of the letter to shareholders follows.

WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE

BONITA SPRINGS, FLORIDA 34134

May 24, 2007

Dear Fellow Shareholder:

We are pleased to report continued progress in our efforts to maximize value for all of WCI’s shareholders. Your Board is moving forward expeditiously with a sale process that is open to all potential buyers. Over the coming weeks, the management of WCI will be meeting with several entities who have expressed an interest in acquiring WCI to educate them further about the Company’s unique assets and opportunities and assist them with their continuing due diligence.

YOUR BOARD OF DIRECTORS REMAINS COMMITTED TO CONTINUING ITS EFFORTS TO CONDUCT AN OPEN AND FAIR SALE PROCESS DESIGNED TO DELIVER MAXIMUM VALUE TO ALL WCI SHAREHOLDERS.

YOUR BOARD OF DIRECTORS HAS THE INDEPENDENCE AND CREDIBILITY TO ENSURE THAT THE SALE PROCESS PRESENTLY UNDERWAY IS FAIR.

•	Carl Icahn has declined our offer to participate in the sale process.
•	He previously declined an offer to join our Board.
•	He let his highly conditional tender offer, one with 14 separate conditions, expire.
•	He has not offered any plan for managing the Company.
•	Yet, he is still asking shareholders to give him control of the Company’s Board through a proxy contest without any offer or other plan for delivering value to shareholders.

Re-electing your Board ensures that the current sale process will continue to be open and fair to maximize the value for all shareholders. It is abundantly clear that Mr. Icahn’s slate, if elected, could seek to dismantle the existing procedural safeguards of a limited-duration shareholder rights plan and certain statutory protections that are designed to protect the interests of all shareholders. While no assurance can be given that a sale transaction will be announced or consummated by the Company or with respect to the per share price that may be obtained in any such transaction, we are concerned that the election of Mr. Icahn’s slate of proposed directors also could jeopardize the current sale process.

The best way to protect your interests and ensure a fair process for the sale of your company is to sign, date and return your WHITE proxy card for this year’s Annual Meeting to be held on Friday, June 15, 2007 to re-elect your current Board of Directors.

If you have any questions, require assistance with voting, or need additional copies of the Company’s proxy materials, please contact Innisfree M&A Incorporated, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

Thank you for your continued support.

Sincerely,

Jerry L. Starkey President and Chief Executive Officer	Don E. Ackerman Chairman

Important Information

WCI has filed a definitive proxy statement in connection with its 2007 annual meeting of shareholders. WCI shareholders are strongly advised to read the definitive proxy statement carefully, as it contains important information. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by WCI with the U.S. Securities and Exchange Commission (the “SEC”) for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement are also available for free at WCI’s Internet website at www.wcicommunities.com or by writing to WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834 toll-free or by email at info@innisfreema.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of WCI’s shareholders is available in the definitive proxy statement filed on Form 14A with the SEC on Monday, April 30, 2007.

About WCI

WCI Communities, Inc., named America’s Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland and Virginia. The company offers traditional and tower home choices with prices from the high-$100,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, and title businesses, and its recreational amenities, as well as through land sales and joint ventures. The company currently owns and controls developable land on which the company plans to build over 19,500 traditional and tower homes.

Forward-Looking Statement

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forwardlooking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete in real estate markets where we conduct business; the availability and cost of land in desirable areas in its geographic markets and elsewhere and our ability to expand successfully into those areas; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; WCI’s ability to pay principal and interest on its current and future debts; WCI’s ability to comply with outstanding debt agreements/covenants; S&P and/or Moody’s downgrades; WCI’s ability to maintain or increase historical revenues and profit margins; availability of labor and materials and material increases in labor and material costs; increases in interest rates and availability of mortgage financing; the level of consumer confidence; increased customer cancellations or defaults; adverse legislation or regulations; unanticipated litigation or legal proceedings; changes in accounting rules, including changes in percentage of completion accounting; natural disasters; availability and cost of insurance and surety bonds, lack of visibility in the marketplace and inability to gauge timing of market turnarounds; or deterioration and changes in general economic, real estate and business conditions. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forwardlooking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

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